UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2008

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 1, 2008 (the “Closing Date”), MasTec, Inc., a Florida corporation (the “Company” and, including its subsidiaries, “MasTec”) through DirectStar TV, LLC (“DirectStar” or the “Buyer” and, together with its subsidiaries, including Funraisers (as defined below), the “DirectStar Business”) acquired, from Red Ventures LLC, the same seller that sold DirectStar to MasTec (the “Seller”) and a minority member, the membership interests of Funraisers PR, LLC (“Funraisers”), a company engaged in a start-up business that provides marketing, advertising, promotion, sales and activities for internet data delivery by satellite and certain other broadband businesses. In connection with the transaction, the Buyer entered into a new purchase agreement with the Seller, and amended the prior purchase agreement (pursuant to which the Seller sold DirectStar to MasTec) and services agreement (pursuant to which the Seller continues to manage the DirectStar Business).

Although MasTec did not pay any upfront consideration for Funraisers at the closing, in connection with the transaction, MasTec has agreed to increase the earnout payable with respect to the DirectStar Business until December 31, 2018 to payments equal to 60% of the earnings before taxes of the DirectStar Business for calendar years through and including 2010; to 50% for calendar years 2011 through and including 2014 and thereafter to 35%, subject to increase if certain earnings thresholds are met (the “Earn-Out”). The Earn-Out is payable in cash.

Under certain circumstances, MasTec is required to invest up to $3 million in the DirectStar Business. In connection with the transaction, MasTec amended the previous purchase agreement to eliminate certain provisions which would have allowed the Seller to accelerate the earn-out payments in the event of a change control of MasTec or DirectStar. MasTec is, however, prohibited from taking certain actions or making any major decisions pertaining to the DirectStar Business without the Seller’s consent. The Seller has an option to purchase the DirectStar Business back from MasTec which is exercisable from January 1, 2011 to December 31, 2013 for an amount determined, in part, on the earnings of the DirectStar Business for the trailing twelve months preceding the exercise date multiplied by a multiple to be determined in part on MasTec’s earnings multiple minus the remaining Earn-Out payments payable under the purchase agreements subject to a floor and cap as set forth in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: October 3, 2008	By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer